Exhibit 10.3
AMENDED AND RESTATED STOCK PLEDGE AGREEMENT
THIS AMENDED AND RESTATED STOCK PLEDGE AGREEMENT (this “Agreement”) is made and entered into as of December 23, 2005, between the Pledgors identified below (individually referred to as a “Pledgor” and collectively as the “Pledgors”), and BANK OF AMERICA, N.A., a national banking association, in its capacity as Collateral and administrative agent (in such capacity, together with its successors in such capacity, the “Agent”) for each of the financial institutions (the “Lenders” and collectively with the Agent, the “Secured Parties”) now or hereafter party to the Second Amended Credit Agreement (as defined below).
Recitals:
     Agent, Lenders, Applica Incorporated, a Florida corporation (“Borrower”), the other Pledgors (except PPC Industries Ltd., a British Virgin Islands company (“PPC)), Applica Canada Corporation, a Nova Scotia Corporation and affiliate of Borrower, and certain other entities are parties to a Second Amended and Restated Credit Agreement dated as of December 23, 2005 (as at any time amended, modified, restated renewed or extended, the “Second Amended Credit Agreement”), which amends and restates a certain Amended and Restated Credit Agreement dated November 17, 2004 among certain of the parties (as amended, the “Prior Credit Agreement). Pursuant to the Second Amended Credit Agreement, Lenders have agreed to make loans and other extensions of credit to or for the benefit of Borrower on the terms and subject to all of the conditions set forth in the Second Amended Credit Agreement. Capitalized terms used in these Recitals and elsewhere in this Agreement, unless otherwise defined, shall have the meanings ascribed to them in the Second Amended Credit Agreement.
Pursuant to a Stock Pledge Agreement dated December 28, 2001 (together with a Pledge Agreement Supplement dated as of November 17, 2004, the “Existing Stock Pledge”), Pledgors (other than PPC and HPG LLC, a Delaware limited liability company) pledged certain capital stock and equity interests to Agent to secure the payment of all liabilities and obligations of Borrower to Agent and Lenders under the Prior Credit Agreement and related documents.
As a condition to their extension of any credit to Borrower under the Second Amended Credit Agreement, Secured Parties have required that Pledgors agree to amend and restate the Existing Stock Pledge so that, as so amended and restated, the Existing Stock Pledge will read as hereinafter set forth. To induce each of the Secured Parties to extend credit to Borrower under the Second Amended Credit Agreement in accordance with the terms thereof (which extensions of credit inure to the direct and indirect benefit of all Pledgors), Pledgors have agree to execute and deliver this Agreement.
Each Pledgor acknowledges that it will materially benefit from the loans and advances to be made and the letters of credit to be issued under the Second Amended Credit Agreement;
Agreement:
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

     1. Pledge and Grant of Security Interest.
          1.1. As collateral security for the payment and performance of all debts, obligations or liabilities under the Subsidiary Guaranty and of all of the Obligations under (and as defined in) the Second Amended Credit Agreement (collectively, the “Secured Obligations”), and subject to Section 10 hereof, each Pledgor hereby pledges and collaterally assigns to the Agent for the benefit of the Agent and the Lenders, and grants to the Agent for the benefit of the Agent and the Lenders a first priority security interest in, all of such Pledgor’s right, title and interest in and to the following:
          (a) in the case of all Pledgors other than PPC, all of the issued and outstanding             shares of common stock now or hereafter owned by such Pledgor with respect to each of its Domestic Subsidiaries and 65% of all issued and outstanding shares of stock of each of its current and future Direct Foreign Subsidiaries, all such Subsidiaries as of the date hereof (and outstanding shares) being identified on Schedule I hereto;
          (b) in the case of PPC, all issued and outstanding shares of common stock of PPC’s ownership in Applica Asia Limited, a Hong Kong company (“Applica Asia”), as identified on Schedule I hereto (together with those shares enumerated in subsection (a), above, collectively referred to as the “Pledged Interests”);
          (c) all cash, securities, dividends, rights, interests and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Pledged Interests; and
          (d) all other property hereafter delivered to the Agent in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property and all cash, securities, interest, dividends, rights, and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Pledged Interests.
All such Pledged Interests, certificates, instruments, cash, securities, interest, dividends, rights and other property referred to in this Section 1 are herein collectively referred to as the “Collateral.” All of the Pledged Interests are owned by the respective Pledgors and represented by the stock certificates listed on Schedule I hereto. There have been delivered to the Agent with respect to all the certificated Pledged Interests existing on the date hereof, certificates evidencing such Pledged Interests, together with undated stock powers or other transfer instruments duly executed in blank by the Pledgor.
          1.2. The Pledgor agrees to deliver all the Collateral to the Agent at such location as the Agent shall from time to time designate by written notice pursuant to Section 19 hereof for its custody at all times until termination of this Agreement, together with such instruments of assignment and transfer as requested by the Agent.
          1.3. All advances, charges, costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred or paid by the Agent or any Lender in exercising any right, power or remedy conferred by this Agreement, or in the enforcement thereof, shall become a part of the Secured Obligations secured hereunder and shall be paid to the Agent for the benefit of Secured Parties by each Pledgor immediately upon demand therefor, with interest thereon until paid in full at the Base Rate.
     2. Status of Pledged Interests.

Each Pledgor hereby represents and warrants to the Secured Parties that (a) all of the shares of the Pledged Interests are validly issued and outstanding, fully paid and nonassessable and constitute (i) all the issued and outstanding shares of voting stock of each Domestic Subsidiary (other than Applica Asia), (ii) 65% of all of the issued and outstanding voting stock of the Direct Foreign Subsidiaries, all as set forth on Schedule I hereto, and (iii) all of the issued and outstanding shares of voting stock of Applica Asia, (b) each Pledgor is the registered and record and beneficial owner of its Pledged Interests, free and clear of all Liens, charges, equities, encumbrances and restrictions on pledge or transfer (other than the pledge hereunder and under the Loan Documents and applicable restrictions pursuant to federal and state securities laws, (c) it has full corporate power, legal right and lawful authority to execute this Agreement and to pledge, assign and transfer its Pledged Interests in the manner and form hereof, and (d) the pledge, assignment and delivery of its Pledged Interests to the Agent for the benefit of Secured Parties pursuant to this Agreement creates a valid and perfected first priority security interest in such Pledged Interests, securing the payment of the Secured Obligations, assuming continuous and uninterrupted possession thereof by the Agent. Except as otherwise expressly provided herein or in the Second Amended Credit Agreement, none of the Pledged Interests (nor any interest therein or thereto) shall be sold, transferred or assigned without the Agent’s prior written consent, which may be withheld for any reason. Each Pledgor covenants with the Agent for the benefit of the Lenders that it shall at all times cause its Pledged Interests (other than the Partnership Interests) to be represented by the certificates now and hereafter delivered to the Agent in accordance with Section 1 hereof and that it shall cause each of its Subsidiaries not to issue any capital stock, or securities convertible into capital stock, at any time during the term of this Agreement other than to the Borrower or another Guarantor who shall immediately pledge such additional capital stock to the Agent on substantially identical terms as are contained herein. Each Pledgor hereby agrees not to enter into any agreement requiring that the voting rights associated with the Pledged Interests be exercised in any particular manner nor grant any interest in or permit to exist any Lien, charge, encumbrance or restriction with respect to the Pledged Interests (other than applicable restrictions pursuant to federal and state securities laws).
     3. Preservation and Protection of Collateral.
          3.1. No Secured Party shall be under any duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise, beyond the use of reasonable care in the custody and preservation thereof while in its possession.
          3.2. Each Pledgor agrees to pay when due all taxes, charges, Liens and assessments against the Collateral, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with GAAP. Upon the failure of any Pledgor to so pay or contest such taxes, charges, Liens or assessments, the Agent at its option may pay or contest any of them (the Agent having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments).
     4. Default.
          If any of the Secured Obligations are not paid as of the end of the Business Day on which such Secured Obligations become due and payable and after the expiration of all grace or cure periods, if any, and all extensions or waivers, if any, and should such failure to pay continue, or should any other Event of Default set forth in the Second Amended Credit Agreement occur and be continuing, or should any Pledgor fail otherwise to comply with the terms hereof (any of the foregoing an “Event of Default”), the Agent is given full power and authority, then or at any time thereafter, to sell, assign and deliver or collect the whole or any part of the Collateral, or any substitute therefor or any addition thereto, in one or more sales, with or without any previous demands or demand of performance or, to the extent permitted by law, notice or advertisement, in such order as the Agent may elect; and any such sale may be made either at public or private sale at the Agent’s place of business or elsewhere, either for cash or upon credit or for future delivery, at such price as the Agent may reasonably deem fair; and the Agent may be the purchaser of any or all Collateral so sold and hold the same thereafter in its own right free from any claim of a Pledgor or right of redemption. Demands of performance, advertisements and presence of property and sale and notice of sale are hereby waived to the extent permissible by law. Any sale hereunder may be conducted by an auctioneer or any officer or agent of the Agent. Pledgors recognize that the Agent may be unable to effect a public sale of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state law, and may be otherwise delayed or adversely affected in effecting any sale by reason of present or future restrictions thereon imposed by Governmental Authorities, and that as a consequence of such prohibitions and restrictions the Agent may be compelled (i) to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the stock for their own account, for investment and not with a view to the distribution or resale thereof, (ii) to seek regulatory approval of any proposed sale or sales, or (iii) to limit the amount of Collateral sold to any Person or group. Each Pledgor agrees and acknowledges that private sales so made may be at prices and upon terms less favorable to Pledgors than if such Collateral was sold either at public sales or at private sales not subject to other regulatory restrictions, and that the Agent has no obligation to delay the sale of any of the Collateral for the period of time necessary to permit the issuer of such Collateral to register or otherwise qualify them, even if such issuer would agree to register or otherwise qualify such Collateral for public sale under the Securities Act or applicable state law. Each Pledgor further agrees, to the extent permitted by applicable law, that the use of private sales made under the foregoing circumstances to dispose of the Collateral shall be deemed to be dispositions in a commercially reasonable manner. Each Pledgor hereby acknowledges that a ready market may not exist for the Pledged Interests if such Pledged Interests is not traded on a national securities exchange or quoted on an automated quotation system and in such event the Pledged Interests may be sold for an amount less than a pro rata share of the fair market value of the issuer’s assets minus its liabilities. In addition to the foregoing, the Secured Parties may exercise such other rights and remedies as may be available under the Loan Documents, at law (including, without limitation, the UCC) or in equity.
     5. Proceeds of Sale.
          The proceeds of the sale of any of the Collateral and all sums received or collected from or on account of such Collateral shall first be applied to the payment of expenses incurred or paid by the Agent in connection with any sale, transfer or delivery of the Collateral, then to the payment of any other costs, charges, reasonable attorneys’ fees or expenses mentioned herein, and then in accordance with Section 3.9 of the Second Amended Credit Agreement. The Agent shall, upon satisfaction in full of all such Secured Obligations (including cash collateralization of all Letters of Credit) and termination of the Commitments, pay any balance to Pledgors.
     6. Presentments, Etc.
          The Agent shall not be under any duty or obligation whatsoever to make or give any presentments, demands for performances, notices of nonperformance, protests, notice of protest or notice of dishonor in connection with any obligations or evidences of indebtedness held thereby as collateral, or in connection with any obligations or evidences of indebtedness which constitute in whole or in part the Secured Obligations.

     7. Attorney-in-Fact.
          Each Pledgor hereby appoints the Agent as such Pledgor’s attorney-in-fact for the purposes of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided that the Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of a Default or an Event of Default. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of a Default or an Event of Default, the Agent shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to such Pledgor representing any dividend, payment, or other distribution payable or distributable in respect to the Collateral or any part thereof and to give full discharge for the same.
     8. Absolute Rights and Obligations.
          All rights of the Agent and the other Secured Parties, and all obligations of the Pledgors hereunder, shall be absolute and unconditional irrespective of:
          8.1. any lack of validity or enforceability of the Second Amended Credit Agreement, the Subsidiary Guaranty, any other Loan Document or any other agreement or instrument relating to any of the Secured Obligations;
          8.2. any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Second Amended Credit Agreement, the Subsidiary Guaranty, any other Loan Document or any other agreement or instrument relating to any of the Secured Obligations;
          8.3. any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from the Subsidiary Guaranty, any guaranty, or any other security for all or any of the Secured Obligations; or
          8.4. any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Secured Obligations or of this Agreement.
     9. Waivers by Pledgors.
          Each Pledgor waives (to the extent permitted by applicable law) (a) any right to require any Secured Party or any other obligee of the Secured Obligations to (i) proceed against the Borrower, any Guarantor or any other Person, (ii) proceed against or exhaust any Collateral as defined in the Second Amended Credit Agreement, or (iii) pursue any other remedy in its power and (b) any defense arising by reason of any disability or other defense of the Borrower, any Guarantor or any other Person, or by reason of the cessation from any cause whatsoever of the liability of the Borrower, any Guarantor or any other Person. Until termination of this Agreement, no Pledgor shall have any right of subrogation, and each Pledgor waives any right to enforce any remedy which any Secured Party or any other obligee of the Secured Obligations now has or may hereafter have against any other Person and waives (to the extent permitted by applicable law) any benefit of and any right to participate in any collateral or security whatsoever now or hereafter held by the Agent for the benefit of the Secured Parties. Each Pledgor authorizes any Secured Party and any other obligee of the Secured Obligations without notice (except notice required by applicable law) or demand and without affecting such Pledgor’s liability hereunder or under the Loan Documents from time to time to (i) take and hold security, other than the Collateral herein described, for the payment of such Secured Obligations or any part thereof, and exchange, enforce, waive and release the Collateral herein described or any part thereof or any such other security; and (ii) apply such Collateral or other security and direct the order or manner of sale thereof as the Agent may determine.
          The Agent may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to a Pledgor free and clear of all Liens and the receipt thereof by such Pledgor shall be a complete and full acquittance for the Collateral so delivered, and the Secured Parties shall thereafter be discharged from any liability or responsibility therefor.
     10. Dividends and Voting Rights.
          10.1. All dividends and other distributions with respect to any of the Pledged Interests shall be subject to the pledge hereunder except, during any period that no Default or Event of Default exists, for dividends, if any, permitted to be retained by a Pledgor under the Second Amended Credit Agreement. So long as no Default or Event of Default shall have occurred and be continuing, any such dividends may be retained by such Pledgor free from any Liens hereunder to the extent permitted by the Second Amended Credit Agreement. Following the occurrence and during the continuance of any Default or Event of Default, all dividends shall be promptly delivered to the Agent (together with stock powers or instruments of assignment duly executed in blank affixed to any capital stock or other negotiable document or instrument so distributed) to be held, released or disposed of by it hereunder or, at the option of the Agent, to be applied to the Secured Obligations hereby secured as they become due.
          10.2. So long as no Event of Default shall have occurred and be continuing, the registration of the Collateral in the name of a Pledgor shall not be changed and such Pledgor shall be entitled to exercise all voting and other rights and powers pertaining to the Collateral for all purposes not inconsistent with the terms hereof.
          10.3. Upon the occurrence and during the continuance of any Event of Default, at the option of the Agent, all rights of each Pledgor to receive and retain dividends upon the Collateral shall cease and shall thereupon be vested in the Agent for the benefit of the Lenders.
          10.4. Upon the occurrence and during the continuance of an Event of Default, at the option of the Agent, all rights of each Pledgor to exercise the voting or consensual rights and powers which it is otherwise authorized to exercise shall cease and the Agent may thereupon (but shall not be obligated to) cause such Collateral to be registered in the name of the Agent or its nominee or agent for the benefit of Secured Parties and exercise such voting or consensual rights and powers as appertain to ownership of such Collateral, and to that end each Pledgor hereby appoints the Agent as its proxy, with full power of substitution, to vote and exercise all other rights as a shareholder with respect to such Pledged Interests hereunder upon the occurrence and during the continuance of an Event of Default, which proxy is coupled with an interest and is irrevocable prior to termination of this Agreement, and each Pledgor hereby agrees to provide such further proxies as the Agent may request; provided, however, that the Agent in its discretion may from time to time refrain from exercising, and shall not be obligated to exercise, any such voting or consensual rights or such proxy.
     11. Power of Sale.
Until termination of this Agreement, the power of sale and other rights, powers and remedies granted to the Agent for the benefit of Secured Parties hereunder shall continue to exist and may be exercised by the Agent at any time and from time to time, upon the occurrence and during the continuance of an Event of Default, irrespective of the fact that any Secured Obligations or any part thereof may have become barred by any statute of limitations or that the liability of a Pledgor may have ceased.
     12. Other Rights.
The rights, powers and remedies given to the Agent for the benefit of Secured Parties by this Agreement shall be in addition to all rights, powers and remedies given to any Secured Party by virtue of any statute or rule of law. Any forbearance or failure or delay by the Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Secured Parties shall continue in full force and effect until such right, power or remedy is specifically waived by the Required Lenders by an instrument in writing.
     13. Further Assurances.
Each Pledgor agrees at its own expense to do such further acts and things, and to execute and deliver such additional conveyances, assignments, financing statements, agreements and instruments, as the Agent may at any time reasonably request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto the Agent its rights, powers and remedies for the benefit of Secured Parties hereunder. Each Pledgor hereby consents and agrees that the issuers of or obligors in respect of the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Agent, on behalf of Secured Parties, to exercise its rights hereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by such Pledgor or any other Person to any of such issuers or obligors.
     14. Binding Agreement; Assignment.
          This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that no Pledgor shall be permitted to assign this Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Agent as Collateral under this Agreement. All references herein to a Secured Party shall include any successor of such party, including, without limitation, any obligees from time to time of the Secured Obligations.
     15. Severability.
          In case any security interest or other right or Lien of any Secured Party or any provision hereof shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other Lien, security interest or other right granted hereby or provision hereof.
     16. Counterparts.
This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

     17. Termination.
This Agreement and all Liens granted by the Pledgors hereunder shall terminate without delivery of any instrument or performance of any act by any party on the date that all of the Secured Obligations have been paid in full (or, in the case of outstanding Letters of Credit, cash collateralized in accordance with the Second Amended Credit Agreement) and the Second Amended Credit Agreement and all Commitments thereunder have terminated. Upon such termination of this Agreement, the Agent shall, at the sole expense of the Pledgors, deliver to each Pledgor the certificates evidencing their respective shares of Pledged Interests (and any other property received as a dividend or distribution or otherwise in respect of such Pledged Interests), together with any cash then constituting the Collateral, not then sold or otherwise disposed of in accordance with the provisions hereof and take such further actions as may be necessary to effect the same. Notwithstanding any termination of this Agreement, all of the indemnification provisions of this Agreement and the other Loan Documents shall survive and continue in full force and effect.
     18. Indemnification.
Each Pledgor hereby covenants and agrees to pay, indemnify, and hold the Agent and each Lender harmless from and against any and all other out-of-pocket liabilities, costs, expenses or disbursements of any kind or nature whatsoever arising in connection with any claim or litigation by any Person resulting from the execution, delivery, enforcement, performance and administration of this Agreement or the Loan Documents, or the transactions contemplated hereby or thereby, or in any respect relating to the Collateral or any transaction pursuant to which such Pledgor has incurred any Secured Obligation (all the foregoing, collectively, the “Indemnified Liabilities”); provided, however, that the Pledgors shall have no obligation hereunder to a Secured Party with respect to Indemnified Liabilities arising from the willful misconduct or gross negligence of such Secured Party. The agreements in this subsection shall survive termination of this Agreement.
19. Notices.
All notices shall be sent in the manner and to the addresses specified in the Second Amended Credit Agreement and shall be deemed to have been received and be effective as and when specified in the Second Amended Credit Agreement.
     20. Governing Law; Waivers.
          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
          (b) EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE STATES OF NEW YORK, FLORIDA OR GEORGIA, AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH

SUIT, ACTION OR PROCEEDING.
          (c) EACH PARTY AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF SUCH PARTY SPECIFIED IN SECTION 19 HEREOF OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATES OF NEW YORK, FLORIDA OR GEORGIA.
          (d) NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE ANY PARTY FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY PLACE WHERE ANY OTHER PARTY OR ANY OF SUCH PARTY’S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS WHICH NOW OR HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.
          (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH PARTY HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND EACH PARTY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY HAVE THAT EACH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
     21. Amendment and Restatement. This Agreement amends and restates the Existing Stock Pledge and is not intended to create or result in a novation or accord and satisfaction. The terms of the Existing Stock Pledge, together with all rights, duties, remedies and covenants thereunder and the grant of each security interest thereunder, shall continue in full force and effect in this Agreement, which shall constitute the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement is intended to confirm and continue the security interests granted pursuant to the Existing Stock Pledge in the “Collateral” described therein, all of which security interests shall continue in full force and effect pursuant to this Agreement, and this Agreement is not intended to grant a new security interest in any Collateral with respect to which a security interest was previously granted by Pledgors pursuant to the Existing Stock Pledge.
     22. Additional Shares and Interests.
          If a Pledgor shall acquire or hold (a) any additional shares of capital stock of, or other partnership, ownership or equity interest in, any Person listed on Schedule I hereto or (b) any shares of capital stock of, or any other partnership, ownership or equity interest in, any Subsidiary not listed on Schedule I hereto, which stock or partnership or other ownership or equity interests are required to be subject to a Pledge Agreement pursuant to the terms of Section 7.24 of the Second Amended Credit Agreement (any such shares or other ownership or equity interests described in clauses (a) or (b) above being referred to herein as the “Additional Interests”), the Pledgor shall deliver to the Agent for the benefit of the Secured Parties (i) a revised Schedule I hereto reflecting the ownership and pledge of such Additional Interests and (ii) a Pledge Agreement Supplement in the form of Exhibit A hereto with respect to such Additional Interests duly completed and signed by the Pledgor. The Pledgor shall comply with the requirements of this Section 21 concurrently with the acquisition of any such Additional Interests in the case of shares and other ownership or equity interests described in clause (a) above, and within the applicable time periods specified in the Second Amended Credit Agreement with respect to shares and other partnership, ownership or equity interests described in clause (b) above.
IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first written above.

PLEDGORS: APPLICA INCORPORATED, a Florida corporation
By:	/s/ Terry Polistina
Name:	Terry Polistina
Title:	Senior Vice President and Chief Financial Officer

PPC INDUSTRIES LTD., a British Virgin Islands company
By:	/s/ Lisa R. Carstarphen
Name:	Lisa R. Carstarphen
Title:	Corporate Secretary

WD DELAWARE, INC., a Delaware corporation
By:	/s/ Lisa R. Carstarphen
Name:	Lisa R. Carstarphen
Title:	Corporate Secretary

WINDMERE HOLDINGS CORPORATION, a Delaware corporation
By:	/s/ Lisa R. Carstarphen
Name:	Lisa R. Carstarphen
Title:	Corporate Secretary

HP DELAWARE, INC., a Delaware corporation
By:	/s/ Lisa R. Carstarphen
Name:	Lisa R. Carstarphen
Title:	Corporate Secretary

HPG LLC, a Delaware limited liability company
By:	/s/ Lisa R. Carstarphen
Name:	Lisa R. Carstarphen
Title:	Corporate Secretary

APPLICA MEXICO HOLDINGS, INC., a Delaware corporation
By:	/s/ Lisa R. Carstarphen
Name:	Lisa R. Carstarphen
Title:	Corporate Secretary

AGENT: BANK OF AMERICA, N. A., as Agent for the Lenders
By:	/s/ Sherry D. Lail
Name:	Sherry D. Lail
Title:	Senior Vice President